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                                                                   Exhibit 5.1

                            Erwin Thompson & Hascheff
                                A Law Partnership
                       Including Professional Corporations


ONE EAST LIBERTY, SUITE 424                         TELEPHONE:  (702) 786-9494
POST OFFICE BOX 40817                              FACSIMILE:   (702) 786-1180
RENO, NEVADA 89504                                  E-MAIL:  erwin@renolaw.com
                                                    WWW:http://www.renolaw.com
THOMAS P. ERWIN
FRANK W. THOMPSON
PIERRE A. HASCHEFF
                                                              June 1, 1998

Financial Federal Corporation
400 Park Avenue, 8th Floor
New York, NY  10022

         Re:      Registration Statement on Form S-3

         We are acting as counsel for Financial Federal Corporation, a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of $115,000,000 aggregate principal amount of 42% Convertible Subordinated Notes due 2005 (the "Notes"), and such indeterminate number of shares of Common Stock, $0.50 par value per share (the "Common Stock"), of the Company, as may be required for issuance upon conversion of the Notes (the "Conversion Shares"). The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to the Notes and the Conversion Shares. (Such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement")

         We are of the opinion that the Notes have been duly authorized and are binding obligations of the Company entitled to the benefits of the Indenture dated as of April 15, 1998, between the Company and The First National Bank of Chicago, as Trustee. We are of the further opinion that the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the Indenture, will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                          Very truly yours,



                                          /s/ ERWIN THOMPSON & HASCHEFF
                                          -----------------------------
                                          ERWIN THOMPSON & HASCHEFF